United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: January 25, 2005

Commission File Number: 000-28767

Sun Oil & Gas Corp.
(Formerly Gaofeng Gold Corp.)

Nevada                        88-0403070
(Jurisdiction of Incorporation)            (I.R.S. Employer Identification No.)

1177 West Hastings Street, Suite 1750, Vancouver BC, Canada           V6E 2K3
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (604) 683-2220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 25, 2005, at a meeting of the Board of Directors, sole interim officer and director, Khanh C. Tran, appointed Peter G. Wilson to become a member of the Board of Directors and to replace Mr. Tran as President of the company.

From 1993 to 1996, Mr. Wilson was Vice President of Samoth Equity Corporation (SCF-TSE Listed Company) in Vancouver, B.C. Samoth Equity Corporation a wholly owned subsidiary specializing in project structure, finance and syndication of large hotel portfolios, multi-family real estate projects and participating development loans throughout North America.

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In 1996, Mr. Wilson became the Principal of Sterling Grant Capital Inc., a private company specializing in corporate development, financing and senior management services to public companies. Also, in 1996, Mr. Wilson joined Samoth Capital Corp., as a Director of Investor relations. Samoth Capital is a Real Estate merchant banking company operating in both the US and Canada. In 1998, Mr. Wilson joined International PetroReal Oil Corporation as Vice President and Director where he is still a Director and Vice President.

Section 8 - Other Events

Item 8.01 Other Events.

On January 25, 2005, at a meeting of the Board of Directors, the company approved to change it’s principal offices to 1177 West Hastings Street, Suite 1750, Vancouver BC, Canada. The change of address is associated with the appointment of Mr. Peter G. Wilson as President of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Sun Oil & Gas Corp.
by
Dated: January 25, 2005

/s/ Peter G. Wilson
Peter G. Wilson
Sole Officer & Director

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